Exhibit 5.1
August 13, 2019

Fluent, Inc.
300 Vesey Street, 9th Floor
New York, New York 10282

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to Fluent, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the registration for resale of 1,565,433 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0005 per share (the “Common Stock”) issuable upon the exercise of certain warrants (the “Warrants”), issued to the selling stockholders named in the Registration Statement.
This opinion is being furnished in accordance with the requirements of Item 17 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)         the Registration Statement and all exhibits thereto;

(ii)        a specimen certificate representing shares of Common Stock;

(iii)       the Warrants;

(iv)        the certificate of incorporation of the Company, as presently in effect;

(v)        the bylaws of the Company, as presently in effect; and

(vii)       certain resolutions adopted by the Board of Directors of the Company (the “Board”), or a committee thereof, with respect to the issuance of the Warrant Shares and the Warrants.
With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have obtained from the officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation. We have also assumed that (i) the common stock certificates to be issued to represent the Warrant Shares (the “Share Certificates”) will conform to the specimen common stock certificate submitted to us, (ii) unless the Board provides otherwise by resolution, the Share Certificates for the Warrant Shares will be duly executed in accordance with Section 158 of the Delaware General Corporation Law, (iii) shares of Common Stock currently reserved by the Company will remain available for the issuance of the Warrant Shares, and (iv) the Company’s charter documents and its resolutions described above will not be amended, superseded, rescinded, repealed or otherwise modified prior to the issuance of the Warrant Shares.

1

Based on the foregoing review, and in reliance thereon, we are of the opinion that the Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (the “DGCL”) and, when the Warrant Shares are delivered to and paid for in accordance with the terms of the Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Warrant Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.
We express no opinion as to matters governed by any laws other than the DGCL, the applicable provisions of the Delaware Constitution and reported decisions of the Delaware courts interpreting these laws.
This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Warrant Shares or the Registration Statement.

Respectfully submitted,

By:	/s/ Sheppard, Mullin, Richter & Hampton LLP
Sheppard, Mullin, Richter & Hampton LLP

2